Exhibit 99.1

Martha Stewart Living Omnimedia Reports Second Quarter 2015 Financial Results

NEW YORK, Aug. 5, 2015 /PRNewswire/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its financial results for the second quarter ended June 30, 2015.

Sequential Brands Group Transaction Update

On June 22, 2015, MSLO announced that it had signed a definitive agreement with Sequential Brands Group, Inc. (Nasdaq: SQBG) pursuant to which Sequential will acquire 100% of the Company’s outstanding shares for aggregate consideration valued at $6.15 per share, payable 50% in stock and 50% in cash. At 11:59 p.m. on July 22, 2015, the 30-day “go-shop” period pursuant to the terms of the merger agreement expired. None of the parties contacted by MSLO during the “go-shop” period notified MSLO by the deadline that they would be interested in pursuing an alternative transaction under the merger agreement. On July 29, a registration statement on Form S-4 was filed related to the acquisition, which includes a proxy statement for the MSLO stockholder meeting. More details on how to access the statement is included below. The parties to the merger agreement currently expect the transaction to close in the last quarter of 2015 following the satisfaction of customary closing conditions, including the adoption of the merger agreement by MSLO’s stockholders.

Second Quarter 2015 Summary

“Second quarter results were consistent with our previously announced expectations as we continue to realize cost savings from our partnership with Meredith Corporation,” said CEO Dan Dienst. “While we are pleased by exceeding our ‘cost avoidance’ projections, we eagerly await our partner Meredith Corporation’s sales progress as we move into late 2015 and into 2016. We are excited about our pending merger agreement with Sequential Brands Group, which best positions MSLO for long-term success by allowing the Company’s design and creative resources to tap into Sequential’s commercial expertise to grow and expand the Martha Stewart brand, both domestically and abroad.”

Revenues totaled $18.2 million in the second quarter of 2015, compared to $37.6 million in the second quarter of 2014. The anticipated decline was primarily due to our agreement with Meredith Corporation under which we now only receive a share of digital revenues (and with Meredith, as publisher, responsible for all sales, printing, distribution and hosting costs) as well as lower Merchandising revenues.

Total operating loss for the second quarter of 2015 was $(2.4) million, compared to total operating income of $2.2 million in the prior-year period. Included in second quarter 2015 results was $2.1 million in Corporate expenses related to legal and financial advisory fees associated with our proposed merger transaction with Sequential and a non-recurring charge of $0.7 million related to the buyout of a legacy Publishing segment contract. Excluding these two non-recurring charges, consolidated operating income for the second quarter 2015 would have been approximately $0.3 million.

Excluding these two non-recurring charges mentioned above, basic and diluted net income per share was breakeven for the second quarter of 2015 compared to net income per share of $0.03 in the second quarter of 2014. Including the two non-recurring items, basic and diluted net loss per share was $(0.05) for the second quarter of 2015.

Second Quarter 2015 Results by Segment

Three Months Ended June 30,

(unaudited, in thousands)

	2015	2014
REVENUES
Publishing	$6,141	$22,229
Merchandising	12,008	14,719
Broadcasting	95	672

Total Revenues	$18,244	$37,620

OPERATING (LOSS) / INCOME
Publishing	$(1,628)	$(1,750)
Merchandising	8,653	10,995
Broadcasting	(107)	(131)
Corporate	(9,366)	(6,870)

Total Operating (Loss)/Income	$(2,448)	$2,244

Recent Business Highlights

•	The fifth season of the Emmy-nominated Martha Bakes is scheduled to air on PBS in October.

•	In June, MSLO announced that Martha Stewart Café coffees, teas and apparel are now available for purchase online at www.MarthaStewartCafeShop.com, a new outlet for our New York City-based café, which opened in March of this year.

•	MSLO’s 85th book, “Martha Stewart’s Appetizers”, goes on sale September 8.

•	In June, the Company announced its fourth annual “Martha Stewart American Made” program, with sponsors including Intuit QuickBooks, The UPS Store and Triscuit. The nationally recognized awards program celebrates rising stars in the growing maker economy—artisans, creative entrepreneurs, and innovators who have turned their passions into successful small businesses, small businesses that are revitalizing cities and towns across America. The year-long program will culminate in a networking event and creative maker lecture series held at Martha Stewart Living Omnimedia headquarters in New York City on November 7.

•	Chef Emeril Lagasse’s newest book, “Essential Emeril” goes on-sale October 6. Additionally, in the coming months, customers shopping online and in major department stores will begin to experience an entirely new slate of redesigned Emeril branded cookware, small appliances and food.

Publishing

Revenues in the second quarter of 2015 were $6.1 million, compared to $22.2 million in the prior year’s second quarter reflecting our agreement with Meredith Corporation which resulted in MSLO’s elimination of advertising and circulation revenue from Martha Stewart Living and a digital advertising revenue share arrangement.

Operating loss was $(1.6) million for the second quarter of 2015, compared to $(1.8) million in the prior year’s second quarter as a result of the cost reductions from our partnership with Meredith. The second quarter of 2015 also includes a $0.7 million non-recurring charge as mentioned above.

Merchandising

Revenues were $12.0 million for the second quarter of 2015 compared to $14.7 million in the prior year’s second quarter due to the expiration of certain partnerships such as Avery (which has been replaced with a direct partnership with Staples – scheduled to hit shelves in early 2016) as well as lower sales at The Home Depot. The decline in revenue was partially offset by increased revenue from our partnership with PetSmart.

Operating income was $8.7 million for the second quarter of 2015 as compared to $11.0 million in the second quarter of 2014.

Broadcasting

Revenue in the second quarter of 2015 was $0.1 million, compared to $0.7 million in the second quarter of 2014. The prior year’s second quarter included revenue from Season 3 of Martha Bakes.

Operating loss was $(0.1) million for both the second quarter of 2015 and 2014.

Corporate

Corporate expenses were $(9.4) million in the second quarter of 2015 compared to $(6.9) million in the prior year’s quarter. Included in this year’s second quarter were $2.1 million in fees associated with our proposed merger transaction with Sequential, $0.3 million of facility costs previously allocated to Publishing, and increased legal fees.

Investor Call and Webcast

The Company will host a conference call with analysts and investors on Wednesday, August 5, 2015 at 8:30am ET that will be broadcast live over the Internet at www.marthastewart.com/ir, and an archived version will be available through August 20, 2015.

About Martha Stewart Living Omnimedia, Inc.

Martha Stewart Living Omnimedia, Inc. (MSLO) is a globally recognized lifestyle company committed to providing consumers with inspiring content and well-designed, high quality products. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.

Forward-Looking Statements

This press release may contain certain statements that we believe are, or may be considered to be, “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “intend,” “believe,” “continue,” “potential” or similar words or phrases and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed in or implied by such forward-looking statements.

Such forward-looking statements include: the continued success of our brands and the reputation and popularity of Martha Stewart and Emeril Lagasse; adverse reactions to publicity relating to Ms. Stewart or Mr. Lagasse by consumers, advertisers and business partners; loss of the services of Ms. Stewart or Mr. Lagasse; our ability to successfully implement our growth strategies; our ability to develop new or expand existing merchandising and licensing programs or the loss or failure of existing programs, including as a result of litigation or disputes with our partners; failure to predict, respond to and influence trends in consumer taste; our inability to successfully and profitably develop or introduce new products and services; our inability to predict, respond to or influence trends that are appealing to the public; our dependence on our partnership with Meredith Corporation for ongoing publication, distribution and exploitation of our magazines and continued hosting, advertising and other services related to our websites and a potential disruption in this relationship; increased competition for our print and digital content and our consumer products; continued weak and uncertain worldwide economic conditions; our ability to retain key employees; the cost of defending certain litigations we are party to, which have been and may continue to be significant; our inability to realize the value recorded for intangible assets which could results in impairment charges; and failure to protect our intellectual property.

Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s website at http://www.sec.gov/.

Additional Information and Where to Find It

In connection with the proposed merger transaction, on July 29, 2015, Singer Madeline Holdings, Inc. (“TopCo”) filed with the SEC a registration statement on Form S-4 that contains a preliminary proxy statement/prospectus for MSLO’s special meeting. After the registration statement has been declared effective, MSLO will mail the proxy statement/prospectus and other relevant documents to its stockholders. BEFORE MAKING ANY VOTING DECISION, MSLO’S STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS IN THEIR ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. MSLO’s stockholders may obtain a free copy of the registration statement, the proxy statement/prospectus and other relevant documents filed or furnished with the SEC (when they become available) by MSLO, Sequential and TopCo at the SEC’s website at http://www.sec.gov. In addition, MSLO’s stockholders may request a free copy of the proxy statement/prospectus and other of MSLO’s filings with the SEC from MSLO’s website at www.marthastewart.com/IR or by directing a request to: Martha Stewart Living Omnimedia, Inc., Attn: Corporate Secretary, 601 West 26th Street, New York, New York 10001 or knash@marthastewart.com.

The directors, executive officers and certain other members of management and employees of MSLO may be deemed “participants” in the solicitation of proxies from stockholders of MSLO in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of MSLO in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about MSLO’s executive officers and directors in its Annual Report on Form 10-K filed with the SEC on March 6, 2015, Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on April 27, 2015 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 7, 2014. Information about Sequential’s directors and executive officers is available in Sequential’s proxy statement for its 2015 Annual Meeting of Stockholders filed with the SEC on April 16, 2015. Additional information regarding the participants in the proxy solicitation, and a description of their direct and indirect interests, is contained in the registration statement and the proxy statement/prospectus.

No Offer or Solicitation

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Martha Stewart Living Omnimedia, Inc.

Consolidated Statements of Operations

Three Months Ended June 30,

(unaudited, in thousands, except share and per share amounts)

	2015	2014
REVENUES
Publishing	$6,141	$22,229
Merchandising	12,008	14,719
Broadcasting	95	672

Total revenues	18,244	37,620

Production, distribution and editorial	(7,046)	(15,296)
Selling and promotion	(1,053)	(10,165)
General and administrative	(10,050)	(9,086)
Depreciation and amortization	(454)	(829)
Merger transaction costs	(2,089)	—

OPERATING (LOSS) / INCOME	(2,448)	2,244
Interest income / (expense) and other, net	23	(133)

(LOSS) / INCOME BEFORE INCOME TAXES	(2,425)	2,111
Income tax provision	(309)	(344)

NET (LOSS) / INCOME	$(2,734)	$1,767

(LOSS) / INCOME PER SHARE – BASIC AND DILUTED
Net (Loss) / Income- Basic	$(0.05)	$0.03

Net (Loss) / Income- Diluted	$(0.05)	$0.03

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	57,410,816	56,964,079
Diluted	57,410,816	57,729,551

Martha Stewart Living Omnimedia, Inc.

Consolidated Statements of Operations

Six Months Ended June 30,

(unaudited, in thousands, except share and per share amounts)

	2015	2014
REVENUES
Publishing	$11,853	$41,735
Merchandising	22,981	27,803
Broadcasting	462	1,350

Total revenues	35,296	70,888

Production, distribution and editorial	(14,833)	(30,709)
Selling and promotion	(2,259)	(18,262)
General and administrative	(19,027)	(17,995)
Depreciation and amortization	(908)	(3,868)
Merger transaction costs	(3,070)	—

OPERATING (LOSS) / INCOME	(4,801)	54

Interest income / (expense) and other, net	57	(565)

LOSS BEFORE INCOME TAXES	(4,744)	(511)

Income tax provision	(575)	(325)

NET LOSS	$(5,319)	$(836)

LOSS PER SHARE - BASIC AND DILUTED
Net loss	$(0.09)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	57,309,783	56,823,235

Martha Stewart Living Omnimedia, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	June 30, 2015 (unaudited)	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,955	$11,439
Short-term investments	45,255	36,816
Accounts receivable, net	13,779	30,319
Other current assets	1,918	3,108

Total current assets	64,907	81,682

PROPERTY AND EQUIPMENT, net	4,310	4,106
INTANGIBLE ASSETS - TRADEMARKS	34,700	34,700
OTHER NONCURRENT ASSETS	987	991

Total assets	$104,904	$121,479

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$10,016	$14,753
Accrued payroll and related costs	2,570	5,706
Current portion of deferred revenue	15,274	16,090

Total current liabilities	27,860	36,549

DEFERRED REVENUE	7,039	10,119
DEFERRED INCOME TAX LIABILITY	4,326	3,755
OTHER NONCURRENT LIABILITIES	2,073	2,371

Total liabilities	41,298	52,794

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A Common Stock, $0.01 par value, 350,000,000 shares authorized: 32,533,857 and 32,260,936 shares issues in 2015 and 2014, respectively; 32,474,457 and 32,201,536 shares outstanding in 2015 and 2014, respectively	325	322
Class B Common Stock, $0.01 par value, 150,000,000 shares authorized: 24,984,625 shares issued and outstanding in 2015 and 2014, respectively	250	250
Capital in excess of par value	345,265	345,021
Accumulated deficit	(281,428)	(276,109)
Accumulated other comprehensive loss	(31)	(24)

	64,381	69,460

Less: Class A treasury stock - 59,400 shares at cost	(775)	(775)

Total shareholders’ equity	63,606	68,685

Total liabilities and shareholders’ equity	$104,904	$121,479

CONTACT: Katherine Nash, Martha Stewart Living Omnimedia, Inc. Investor Relations, 512-757-2566, knash@marthastewart.com